Exhibit 99-2
                    Southcoast Financial Corporation
                              News Release

                          Southcoast Announces
                              Stock Dividend

Mt. Pleasant, S.C., April 8, 2004 / PRNewswire / - Southcoast Financial Corporation (NASDAQ: SOCB) announced today a 10% stock dividend payable to all shareholders of record May 7, 2004. The dividend will be distributed May 28, 2004. Chairman and Chief Executive Officer, L. Wayne Pearson said, " Southcoast Financial Corporation has approved this dividend as a way to provide additional liquidity in Southcoast Financial Corporation's shares. This dividend represents the fifth 10% dividend issued in the Company's short six-year history. There was an additional 5% dividend paid last year in celebration of the Company's fifth anniversary".

Southcoast Financial Corporation headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20, 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina. Trading in Southcoast Financial Corporation's common stock is reported on the NASDAQ Bulletin Board under the symbol SOCB. Information about the corporation is available on our web site, www.southcoastbank.com.

This press release contains forward-looking statements about branch openings within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward looking-statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

SOURCE   Southcoast Financial Corporation
/ Contact Robert M. Scott, Executive Vice President and
   Chief Financial Officer, (843) 884-0504